                                                                   EXHIBIT 10.1D

                            HIGH CAPITAL FUNDING, LLC
                       333 Sandy Springs Circle, Suite 230
                           Atlanta, Georgia 30328-3834
                      Tel (404) 257-9150 Fax (404) 257-9125



February 7, 2007

Converted Organics Inc
7A Commercial Wharf West
Boston, MA 02110

Attention: Edward J. Gildea
           President and CEO

Re: Loan Extension and Modification Letter

Dear Ed:

     1. You have advised us that Oppenheimer Funds ("Oppenheimer), as a condition to its purchase of COI's $17,500,000 New Jersey Economic Development Authority Solid Waste Facilities Revenue Bonds Series A (the "Bonds"), has requested that High Capital Funding, LLC ("HCF") enter into an agreement with Converted Organics Inc. ("COI") to (i) extend the Maturity Date of the notes listed on Schedule A attached (the "HCF Notes") in the aggregate principal amount of $650,000 (which includes $500,000 of Bridge Notes as defined below), and (ii) under certain conditions to purchase up to an aggregate of $1,015,000 of the principal amount and accrued interest of the notes listed on Schedule B attached hereto (the "Bridge Notes").

     2. As soon as reasonably possible following the closing of the Bond purchase, COI, HCF, and the holders of Bridge Notes ("Bridge Note Holders") shall begin negotiations on the terms upon which the HCF Notes and the Bridge Notes will be extended past April 19, 2007.

     3. Based upon and subject to the terms and conditions set forth in this Loan Extension and Modification Letter (the "Extension Letter"), HCF agrees as follows:

         (i) No principal and/or interest of the HCF Notes or the Bridge Notes purchased by HCF pursuant to Item 3 (ii) below may be paid until the earlier of
(a) as permitted under Items 7, 8 and 9 of the February 1, 2007 OppenheimerFunds Proposed Terms attached hereto as Exhibit 1 and as set forth in the final Bond documents, (b) the date upon which COI has raised additional debt subordinated to the Bonds, or equity proceeds (in addition to the IPO proceeds), which exceeds any amount of principal and/or interest to be repaid to HCF and/or the Bridge Notes Holders, (c) the date agreed upon pursuant to a Loan Extension and Modification Agreement to be negotiated among COI, HCF, and the Bridge Notes Holders (the "Approved Agreement"), (d) the date upon which HCF provides to COI a standby letter of credit for up to

$1,665,000, issued by a bank with assets of at least one billion dollars, which may be drawn by COI during the 30 day period commencing on the first anniversary of the IPO and Bond closing in an amount that exceeds any amount of principal and interest to be repaid to HCF and/or the Bridge Note Holders, or (e) any other date approved in writing by Oppenheimer; and

         (ii) In the event that there is no Approved Agreement in place by April 19, 2007, or that all of the Bridge Note Holders have not agreed to execute an Approved Agreement by April 19, 2007, HCF shall offer to purchase, at face value plus accrued interest, the Bridge Notes of any Bridge Note Holders who have not agreed to execute an Approved Agreement by such date (the "HCF Purchase Commitment.")

     4. The extension of the HCF Notes as set forth in Item 3 (i) and the HCF Purchase Commitment as set forth in Item 3 (ii) are conditioned upon (i) the closing of COI's IPO, (ii) the Bond closing, and (iii) the absence of a declaration of default by the Trustee under the Bonds.

     5. HCF shall have the right to review and approve any public announcement or public filing made after the date hereof relating to any of the transactions contemplated hereby or relating to HCF or any of its affiliates, as the case may be, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

     6. This Extension Letter shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflicts or choice of laws principles thereof. HCF and COI each agree to submit to the jurisdiction of the state and Federal courts located in the state of Delaware. Each of us hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Extension Letter.

     7. This Extension Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as a delivery of a manually executed counterpart hereof.

     8. This Extension Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by HCF and COI.

     9. This Extension Letter may not be assigned by COI without the prior written consent of HCF (and any purported assignment without such consent shall be null and void).


Very truly yours,

High Capital Funding, LLC

By:    /s/ Fred A. Brasch
Name:  Fred A. Brasch
Title: Chief Financial Officer

Accepted and agreed:


Converted Organics Inc.

By:    /s/ Edward J. Gildea
Name:  Edward J. Gildea
Title: President

                                   Schedule A

                         High Capital Funding, LLC Notes


          INVESTMENT
             DATE      PRINCIPAL
          ----------   ---------
          2-Mar-06     $500,000
         30-Oct-06     $100,000
          3-Jan-07     $ 50,000
                       --------
        TOTAL:         $650,000
                       ========

                                   Schedule B

                                  Bridge Notes


                                                                      INVESTMENT
                                                                         DATE          PRINCIPAL
                                                                      ----------       ---------
     1  Lea Adar                                                        6-Jun-06     $     20,000
     2  Attar Family Ltd.                                              16-May-06     $     17,000
        Attar Family Ltd.                                               6-Jun-06     $     25,000
     3  Leslie Bardt                                                   16-May-06     $      5,000
     4  Richard Bassin                                                 16-May-06     $     25,000
        Richard Bassin                                                  6-Jun-06     $     15,000
     5  Marc and Ellen Becker Tenants in Common                        16-May-06     $     15,000
     6  Ronald J. Berk                                                  6-Jun-06     $     50,000
     7  Harriet Stone Berkowitz                                         6-Jun-06     $      5,000
     8  Morrell Berkowitz                                              16-May-06     $      5,000
     9  James & Carole Bos JTWROS                                      16-May-06     $      5,000
    10  Fred A. Brasch                                                  6-Jun-06     $     15,000
    11  Diana Budzanoski                                                6-Jun-06     $     10,000
    12  Bushrod Burns                                                  16-May-06     $     10,000
    13  Howard Commander                                                6-Jun-06     $     50,000
    14  Scott Commander                                                 6-Jun-06     $     10,000
    15  Barbara H & Peter R Ducoffe JTWROS                             16-May-06     $     25,000
    16  Herbert W. Eber                                                16-May-06     $      5,000
    17  Kenneth & Jocelin Elan JTWROS                                  16-May-06     $     15,000
    18  Neila & Lawrence B. Fisher JTWROS                               6-Jun-06     $     15,000
    19  J. David Forsyth                                               16-May-06     $     17,000
    20  Jack Franco                                                    16-May-06     $     10,000
    21  Scott C. Garber                                                16-May-06     $     10,000
    22  Stephen W. Garber                                              16-May-06     $     50,000
    23  Sonia Gluckman                                                 16-May-06     $     25,000
    24  Stephen M. Greenberg                                           16-May-06     $      5,000
    25  David R. Gross                                                 16-May-06     $     17,000
    26  Christen M. Hart                                                6-Jun-06     $      5,000
    27  Ellis T. & Reva S. Hart JTWROS                                  6-Jun-06     $      5,000
    28  Mary L. Hart                                                    6-Jun-06     $     50,000
    29  Hart Family Revocable Trust                                    16-May-06     $      5,000
    30  David & Joan Herskovits JTWROS                                 16-May-06     $     17,000
        David & Joan Herskovits JTWROS                                  6-Jun-06     $      3,000
    31  Insight Productions LLC                                        16-May-06     $      5,000
    32  Norman & Patty Johnson JTWROS                                   6-Jun-06     $      5,000
    33  Leslie & Barbara Kalmus JTWROS                                 16-May-06     $      5,000
    34  Gerald F. Kaplan                                               16-May-06     $     25,000
        Gerald F. Kaplan                                                6-Jun-06     $      5,000
    35  Jeffrey A. Kunkes, MD                                           6-Jun-06     $      5,000
    36  Gerald S. Leeseberg                                            16-May-06     $     25,000
        Gerald S. Leeseberg                                             6-Jun-06     $     10,000
    37  Michael G. Leff                                                 6-Jun-06     $     10,000
    38  Jeffrey J. Leon                                                16-May-06     $     10,000

    39  James M. Libby, MD                                              6-Jun-06     $     20,000
    40  Stanley C. Lipton                                              16-May-06     $     10,000
    41  Edgar O. Mandeville                                             6-Jun-06     $      5,000
    42  Melissa Manheim                                                 6-Jun-06     $      5,000
    43  Theresa Mari                                                    6-Jun-06     $      5,000
    44  Alexander Michaels                                             16-May-06     $     25,000
        Alexander Michaels                                              6-Jun-06     $     15,000
    45  James J. Noonan                                                16-May-06     $     17,000
    46  One Walton Place LLC                                           16-May-06     $     15,000
    47  Thomas J. & Irene M. Principe JTWROS                            6-Jun-06     $     10,000
    48  David A. Rapaport                                              16-May-06     $     25,000
    49  Phyllis Rodbell                                                16-May-06     $      5,000
    50  Neil S. & Susan Hart Sandler JTWROS                             6-Jun-06     $      5,000
    51  Sidney & Carol Strickland JTWROS                               16-May-06     $     17,000
    52  Tall Oaks Group, LLC                                            6-Jun-06     $     50,000
    53  The David and Laura Owen Trust                                 16-May-06     $      5,000
    54  The Hart Organization Corp.                                     6-Jun-06     $     20,000
    55  Frances N. Veillette                                           16-May-06     $     10,000
    56  Jo Lynn and John Waller JTWROS                                 16-May-06     $     10,000
    57  Weiner Family Investments, LLC                                  6-Jun-06     $     50,000
    58  F. Kenneth Zadeck & Lisa Weiss JTWROS                          16-May-06     $     25,000
                                                                                     ------------
                                                                       TOTAL:        $  1,015,000
                                                                                     ============

                                    Exhibit 1
                                       to
                              HCF Extension Letter

                        Converted Organics Bond Offering

                 Proposed Conditions -- OppenheimerFunds 2/01/07

     1.   8.00% Coupon - All or nothing order for $17.5 million of bonds

     2. Final maturity on July 1, 2027. Interest only through 2012; first annual sinking fund payment due July 1, 2013.

     3.   Optional redemption: 7/01/17 at 106%, 7/01/18 at 103%, & 7/01/19 at
          100%.

     4.   Unpaid interest continues to accrue interest at the 8.00% coupon.

     5.   DSR equal to $1.75 million.

     6. The minimum level of working capital available from bond proceeds on the Woodbridge balance sheet is $3.255 million as according to the latest FBW distribution.

     7. The minimum level of required cash at Converted Organics Inc., post IPO and after all payables are brought current, is $3.50 million. [Note, assuming $2.15 million of "Development Capital" per the IPO documentation, then the cash needed through bridge loan extensions or other methods must equal $1.35 million.] Any working capital obtained via bridge loans or other agreements may not pay and must accrue interest and principal until EBITDA / MADS exceeds 1.2x over a 12 month rolling average.

     8. Corporate guaranty of the bonds by Converted Organics Inc. until EBITDA / MADS > 1.2x over one fiscal year (confirmed by audit).

     9. No distributions to Converted Organics Inc. until EBITDA / MADS > 1.5x over one fiscal year period (confirmed by audit).

     10. Maintenance reserve fully funded prior to distributions to Converted Organics Inc is $1.2 million.

     11. OppenheimerFunds receives a right of first refusal on any new tax-exempt financing by Woodbridge, Converted Organics Inc. or any of its affiliates.